SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 27, 2008

CHINA ARMCO METALS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-145712	26-0491904
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

One Waters Park Drive, Suite 98
San Mateo, CA 94403
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(650) 212-7620
(ISSUER TELEPHONE NUMBER)

COX DISTRIBUTING, INC.
P.O. Box 430
Cokeville, WY 83114
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Ex-3.2	Amendment to Articles of Incorporation
Ex-10.4	Share Purchase Agreement between Cox Distributing, Inc. and Armco & Metawise (HK), Ltd. dated June 27, 2008.
Ex-10.5	Stock Option Agreement between Cox Distributing, Inc. and Feng Gao dated June 27, 2008.
Ex-10.6	Call Option Agreement between Kexuan Yao and Feng Gao, dated June 27, 2008.
Ex-10.7	Exclusive Consulting Agreement between Armco & Metawise (HK) Ltd. and Henan Armco & Metawise Trading Co., Ltd. dated June 27, 2008.
Ex-10.8	Exclusive Consulting Agreement between Armco & Metawise (HK) Ltd. and Armet (Lianyungang) Scraps Co., Ltd. dated June 27, 2008.
Ex-10.9	Consulting Agreement between Stephen E. Cox (“Client”), and Capital Once Resource Co., Ltd. dated June 27, 2008
Ex-10.10	Services Agreement between Stephen D. Cox Supply and Cox Distributing, Inc. dated June 27, 2008.
Ex-21	Description of Subsidiaries of the Company
Ex-99.1	Press Release dated June 30, 2008
Ex-99.2	Consolidated Financial Statements for the Years Ended December 31, 2007 and 2006
Ex-99.3	Consolidated Financial Statements for the Quarter Ended March 31, 2008 and 2007 (Unaudited)

(i)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China and elsewhere, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-QSB, Form 8-K, or their successors. We also note that we have provided a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this Current Report. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure shareholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

The Renminbi is not freely convertible into foreign currencies and no representation is made that the Renminbi or U.S. Dollar amounts referred to herein could have been or could be converted into U.S. Dollars or Renminbi, as the case may be, at the stated rate or at all. Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to "yuan" or "RMB" are to the Chinese yuan (also known as the renminbi).

(ii)

Explanatory Note

This Current Report on Form 8-K is being filed by China Armco Metals, Inc. (f/k/a Cox Distributing, Inc.) (the “Company”) in connection with a transaction in which the Company has acquired all of the issued and outstanding capital stock (the “Armco Shares”) of Armco & Metawise (HK), Ltd., a limited liability company established under the laws of Hong Kong (“Armco”). Armco owns 100% of the capital stock of each of Armet (Lianyungang) Renewable Resources Co., Ltd. (a/k/a Armet (Lianyungang) Scraps Co., Ltd.)  (“Armet Lianyungang”) and Henan Armco & Metawise Trading Co., Ltd. (“Henan Armco”), both of which are limited liability companies established under the laws of the People’s Republic of China (“PRC”).

The Company’s acquisition of the Armco Shares occurred on June 27, 2008, through a share purchase (the “Share Purchase”) in which the Company paid Feng Gao, the sole shareholder of Armco $6,890,000 by delivery of our purchase money promissory note.  In addition, the Company issued to Ms. Gao a stock option entitling Ms. Gao to purchase 5,300,000 shares of our common stock, par value $.001 per share (the “Common Stock”) at a price of $1.30 per share and 2,000,000 shares at $5.00 per share.  Within 30 days after the Share Purchase, the Company will redeem 7,694,000 shares of Common Stock held by Stephen E. Cox (the “Redemption”).

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The following agreements were entered into in connection with the acquisition of the business of Armco:

The Share Purchase Agreement and the Stock Option Agreement with the Former Stockholder of Armco

On June 27, 2008, China Armco Metals, Inc. (“we,” “us” or the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) and consummated a share purchase (the “Share Purchase”) with Armco and Feng Gao, who owned 100% of the outstanding shares of Armco (the “Armco Shareholder”).

Under the Share Purchase Agreement, we purchased from the Armco Shareholder 100% of the issued and outstanding shares of Armco’s capital stock, all of which were owned by the Armco Shareholder for $6,890,000 by delivery of our purchase money promissory note. As a result of the consummation of the Share Purchase, Armco now is a wholly-owned subsidiary of the Company.

Gao Stock Option

We issued to Ms. Gao a stock option entitling Ms. Gao to purchase 5,300,000 shares of our common stock, par value $.001 per share (the “Common Stock”) at a price of $1.30 per share which expires on September 30, 2008 and 2,000,000 shares at $5.00 per share which expires on June 30, 2010 (the “Gao Option”).  In the event Ms. Gao does not exercise her option on the 5,300,000 shares of Common Stock, we may demand that the holder of such option purchase all or part of the Common Stock subject to the $1.30 exercise price.  The shares issuable under the Gao Option represent 42.2% of our total outstanding Common Stock immediately after the consummation of the Share Purchase and upon completion of the Redemption, 76% of our total outstanding Common Stock.

Earn-In of Shares by Kexuan Yao

Pursuant to an agreement entered into between our Chairman and Chief Executive Officer, Kexuan Yao and Feng Gao, Mr. Yao has the right to acquire up to 5,300,000 shares of our Common Stock (the “Earn In Shares”) from Ms. Gao, upon the occurrence of the conditions described below.

Condition	Number of Ms. Gao's Shares which may be acquired
Entry by Mr. Yao and Armco into a binding employment agreement for a term of not less than three years for Mr. Yao to serve as the Chief Executive Officer and Chairman of our subsidiaries Armet Lianyungang and Henan Armco.	1,325,000
The U.S. Securities and Exchange Commission declaring a registration statement filed by us under the Securities Act of 1933 effective, or, investors who purchase Common Stock from us pursuant to a securities purchase agreement to be entered into after the closing of the Share Purchase Agreement, being able to sell their Common Stock under Rule 144, as then effective under the U.S. Securities Act of 1933, as amended.	1,325,000
Armco achieving not less than $5,000,000 in pre-tax profits, as determined under United States Generally Accepted Accounting Principles consistently applied (“US GAAP”) for the calendar year ending December 31, 2008.	1,325,000
Armco achieving not less than $75,000,000 in Gross Revenues, as determined under US GAAP for the calendar year ending December 31, 2008.	1,325,000

The purposes of the arrangement between Mr. Yao and Ms. Gao are: (i) to incentivize Mr. Yao in connection with Armco’s business and (ii) to comply with PRC laws and rules which regulate the acquisition of PRC companies by non-PRC entities.

Consulting Agreements

      On June 27, 2008, Armco entered into exclusive consulting agreements with each of its subsidiaries, Armet Lianyungang and Henan Armco. Under the consulting agreements, Armco agreed to advise, consult, manage, operate and provide certain financial accommodations to Armet Lianyungang and Henan Armco, respectively, in exchange for their payment of all of their operating cash flow to Armco.

BUSINESS

Our History

China Armco Metals, Inc. formerly known as Cox Distributing, Inc., was founded as an unincorporated business in January 1984 and became a “C” corporation in the state of Nevada on April 6, 2007. Prior to the completion of the Share Purchase, we had one employee, Stephen E. Cox, our founder and president who devotes his full business time to the operation of our fertilizer distribution business in the United States.

Prior to the Share Purchase, our sole business was the distribution of organic fertilizer products used to improve soil and growing conditions for the potato farmers of eastern Idaho. These products, which are bio-based rather than petroleum-based, add nutrients to the soil and serve as fungicides intended to increase the size and quality of crops.

 On June 27, 2008, we acquired Armco, as discussed in Item 1.01 of this Current Report.

Organizational History of Armco & and its Subsidiaries

Armco & Metawise (HK), Ltd. (“Armco”), a Hong Kong limited liability company, was established on July 13, 2001.

In 2002, Henan Armco & Metawise Trading Co., Ltd. (“Henan Armco”), a Chinese limited liability company, was formed with registered capital of $1.55 million on June 6, 2002.  In March 2008, Henan Armco was restructured as a wholly owned subsidiary of Armet (Lianyungang) Renewable Resources Co., Ltd. (“Armet Lianyungang”).

In January 2007, Armet (Lianyungang) Renewable Resources Co., Ltd. (“Armet Lianyungang”), a Chinese limited liability company, was formed as a wholly owned foreign enterprise by Armco with registered capital of $15 million on January 9, 2007.  Armet Lianyungang is a wholly owned subsidiary of Armco.

Overview of the Business

We import, sell and distribute metal ores and non-ferrous metals to the metal refinery industry in China.  We are seeking to expand our business operations within China by entering into the scrap metal recycling business.  We plan to construct a scrap metal recycling facility capable of producing 1 million metric tons of recycled metal per year.  We believe this scrap metal recycling facility can increase our operating results.

There have been no material changes to our U.S. based fertilizer distribution business as previously disclosed and the following discussion relates to Armco and its subsidiaries.

Organization & Subsidiaries

Our organization structure was developed to abide by the laws of Hong Kong and the PRC and is summarized in the diagram below:

The Company

Our U.S. operations are engaged in the distribution of organic fertilizer products used to improve soil and growing conditions for the potato farmers of eastern Idaho.  These products, which are bio-based rather than petroleum-based, add nutrients to the soil and serve as fungicides intended to increase the size and quality of crops.  The nature and size of this business has been relatively unchanged for the past several years.  We serve, and only have the resources to serve, a limited geographic area in eastern Idaho.  The number of farms in that area is not increasing, and is unlikely to increase but may decrease if family farms are consolidated into larger agricultural businesses.  However, we are now seeing an increase in the demand of our customers in eastern Idaho for organic fungicides.  This increase in demand, which comes from farms and small distributors, is likely to result in increasing sales levels.  However, our gross margin for organic fungicide products is less than on other products, in part because the customers include distributors that need a price that permits them to make a profit when they sell to their customers, meaning that our profitability is unlikely to increase at the same rate as our expected increase in revenue.  The unknown factor in this area is whether other producers of fungicides will develop and introduce their own distributors of organic fungicides to take advantage of increasing demand.  We lack the information or resources to perform a study as to the trends affecting our marketplace and are limited solely to our own observations.

As a result of our acquisition of Armco and its subsidiaries on June 27, 2008, we entered the metal ore business and plan to construct a scrap metal recycling facility.

Steel Industry and Market for Iron Ore

Background.  China is the largest developing country in the world, and the demand for steel has been growing steadily over the past decade as the country continues to experience an industrial revolution.  We believe that domestic steel production will continue to witness significant growth as China continues to grow.  The steel industry is an important basic industry of the national economy of China, and plays a vital role in the recent industrialization efforts of the country.  As witnessed over the last decade, the production of steel has increased dramatically throughout the world, and in particular in China.  According to the www.worldsteel.org3, in 2007 worldwide crude steel production amounted to 1,344 million metric tons while China accounted for approximately 489 million metric tons.  In 2006, worldwide crude steel production amounted to 1,244 million metric tons with China accounting for 422 million metric tons.  Globally, this increase represents an increase of approximate 8% from 2006 to 2007.   However steel production in China increased by approximately 16% from 2006 to 2007.

We are an importer, seller and distributor of metal ores and non-ferrous metals to the metal refinery industry in China.  We are considered a metal ore provider in the China market and purchase metal ore from global suppliers in Brazil, India, South America, Oman, Turkey, Iran, Libya, Nigeria, Indonesia, and the Philippines.  We resell the metal ore to manufacturers of steel and other metal products in China.  We source a range of raw materials which includes iron ore, coal, chrome ore, nickel ore, copper ore, scrap steel, and manganese ore. We have established strong relationships with our clients and service their needs through our internal sales representatives.

We have established cooperative business relationships with global suppliers and China’s large iron and steel enterprises.  We typically enter into long-term contracts with both suppliers and customers.  Overseas suppliers ship cargo to a designated seaport in China and, in most of cases, the cargo is then shipped to customers directly. Payments are made in the form of telegraphic transfer (T/T) and occasionally by a letter of credit. Depending on the transaction terms specified in the contract, the customer or supplier is responsible for all shipping costs.

Scrap Steel Recycling Industry

The steel industry has been actively recycling for more than 150 years, in large part because it is economically advantageous to do so. Scrap steel can replace iron ore in the production of steel.  It is cheaper to recycle steel than to mine iron ore and manipulate it through the production process to form 'new' steel.  Steel does not lose any of its inherent physical properties during the recycling process, and has drastically reduced energy and material requirements than refinement from iron ore. The continued utilization of scrap steel is a vital component of the domestic steel manufacturing industry.  The energy saved by recycling reduces the annual energy consumption of the industry by about 75%.

As China continues to industrialize, we believe that recycled materials will witness growing demand.  According to the Chinese government’s statistics, the crude steel produced during the PRC 5 year plan from 2006 to 2010 is estimated to be 1.18 billion metric tons.  During this period, it is estimated that the amount of scrap steel used in steel production will account for approximately 239 million metric tons, approximately 20% of the steel output.  While this amount is well below global scrap steel recycling usage rates which accounted for approximately 40% to 45% of total steel production, it does represent an increase of 26% over the usage rate in 2006.  In 2006 the amount of scrap steel recycled globally was approximately 425 million metric tons1. In China the amount of scrap steel used in steel production in 2006 amounted to approximately 67 million metric tons2, accounting for approximately 15.8% of the total.

The scrap steel recycling industry in China is highly fragmented and there are no major recycling companies in the China market. In 2006, the top 5 scrap steel processors only accounted for 11.5% of the scrap steel recycling processing volume and capacity in China.  Their average scrap steel processing volume was only 875,000 metric tons per year.  There are more than 2,000 scrap steel recycling companies which accounted for approximately 22 million metric tons of scrap steel processing volume in 2006 which accounted for approximately 57.2% of total scrap steel processing capacity in China, with the average volume for each producer being less than 11,000 metric tons per year3.

The PRC identified the scrap steel recycling industry as a way to minimize the use of scarce natural resources and reduce energy consumption and emissions in the steel manufacturing industry.   In July 2005, China’s “Steel Industry Development Policy” recommended that domestic steel producers increase the use of scrap steel in the production of steel.  The PRC also implemented a preferential tax policy that gives Armet Lianyungang an exemption from income tax in 2008 and 2009 followed by a 50% income tax exemption for 2010 through 2012.  In February 2006, The National Development and Reform Commission of PRC (“NDRC”), The Ministry of Science and Technology of PRC, and The Ministry of Environmental Protection of the PRC jointly issued the “Automotive Products Recycling Technology Policy”.  Under the terms of this policy, auto makers are charged with the responsibility to recover and recycle abandoned vehicles.  We believe that this newly promulgated law will increase the availability of raw materials necessary for scrap steel recycling.

As a result of continued worldwide growth in steel production and the other factors mentioned above, management estimates the steel industry within China will continue to utilize increasing amounts of scrap steel. In addition, we believe that the following factors create a favorable environment for growth in the scrap steel industry:

•	The consolidation of small scrap steel producers drives the centralization of scrap steel purchase which requires larger and more efficient metal recycling equipment;
•	A limited amount of scrap steel is recycled from construction, manufacturing and other industries today but with huge potential in the future;
•	Soaring iron ore prices and demand for steel production drive up demand and price for scrap steel which makes scrap steel processing more profitable and attractive;
•	High quality requirement from steel producers on scrap steel encourage steel recyclers to purchase high quality metal recycling machines; and
•	Rapid growth in the auto industry will lead to additional supply of scrap steel.

Scrap Steel Recycling and Development of Recycling Facility

Scrap metal recycling operations encompass buying, processing and selling of ferrous and non-ferrous recycled metals. We are in the early phases of planning and constructing a scrap metal recycling facility in the Banqiao Industrial Zone of Lianyungang Economic Development Zone in Jiangsu Province on 32 acres of land.  The Banqiao Industrial Zone is located approximately 3 miles from Lianyungang Port, one of the ten largest deep water seaports in China, and one of the top 100 deep water ports in the world with annual cargo-handling capacity of approximately 120 million metric tons per year. Upon completion of construction and once operating at full capacity, the scrap metal recycling facility is expected to have a production capacity of 1 million metric tons of recycled scrap metal annually.

1 Steel Recycling Institute
2 Institute of Steel Scrap Recycling
3  Source: China steel yearbook, Scrape steel magazine, ISI database, BCG analysis

Construction of the recycling facility and the purchase of land use rights for 32 acres is expected to cost approximately $16.3 million.  Construction of the recycling facility is expected to be completed in the second quarter of 2009.  When completed, the recycling facility is expected to include a scrap steel cutting production line, a large scrap steel cutting line, light thin waste/thin metal packing line and a preproduction facility that includes an automobile dismantling line, scrap steel grasping machines, a water transportation dock, strap transportation machines, factory, administrative and operations offices, material pile stock and load meters.  We plan to finance construction of this facility through a combination of net proceeds from an offering of our securities, cash flow and vendor and debt financing.  The recycling facility is expected to commence operations in the second quarter of 2009.

Products and Customers

Metal Ore Operations

Products.  Our metal ore business buys and sells the following metal ores:

•	Iron Ore which is the raw material used to make pig iron, one of the main raw materials used to make steel. Approximately 98% of the mined iron ore is used to make steel;

•	Chrome Ore which is used to reinforce steel and, in association with high carbon, gives resistance to wear and abrasion. It is also used in heat-resisting steels and high duty cast irons;

•
Nickel Ore which is a silvery-white metal that takes on a high polish. It belongs to the transition metals, and is hard and ductile. It occurs most usually in combination with sulfur and iron in pentlandite, with sulfur in millerite, with arsenic in the mineral nickeline, and with arsenic and sulfur in nickel glance;

•	Copper Ore which is used as a heat conductor, an electrical conductor, as a building material, and as a constituent of various metal alloys;

•	Manganese Ore which is a chemical element that is used industrially as pigments and as oxidation chemicals; and

•	Steel Billet which is a section of steel used for rolling into bars, rods and sections.

Customers.  We sell our products to end-users such as steel producing mills, steelmakers, foundries and brokers who aggregate materials for other large users. Most of our customers purchase ore through negotiated spot sales contracts which establishes the quantity purchased for the month. The price we charge for ore depends upon market demand and transportation costs, as well as quality and grade of the scrap. In many cases, our selling price also includes the cost of transportation to the destination port of the end-user.  We sell processed and nonferrous ore to end-users such as specialty steelmakers, foundries, aluminum sheet and ingot manufacturers, copper refineries and smelters, brass and bronze ingot manufacturers, wire and cable producers, utilities and telephone networks.

In 2007 and 2006, respectively, the following customers accounted for over 10% of the revenue generated in our metal ore business:

Customer	2007	2006
Henan Jiyuan Iron and Steel (Group) Co., Ltd.	30%	0%
Henan Chaoyang Steel Co., Ltd.	33%	0%
China-Base Ningbo Foreign Trade Co., Ltd.	28%	50%

Scrap Metal Operations

We will not begin to sell our recycled scrap metal until the second quarter of 2009 when we expect to complete construction of a scrap metal recycling facility.  We plan to sell recycled scrap metal to our existing customers and others, in reusable forms that they require.

Competition

Our metal ore operations compete with a number of metal ore providers and once operational, our scrap metal recycling business will compete with existing scrap steel manufactures who operate their own recycling facilities, new entrants into the scrap steel recycling business and existing operators.

Sources and Availability of Raw Materials

Iron Ore

We obtain ferrous and non-ferrous ore from a variety of sources including mining companies, brokers and other intermediaries.  In 2007 and 2006, respectively, the following suppliers accounted for over 10% of the purchases by Armco:

Suppliers		2007	2006

Sipex for Investment and Promotion of Exports Co., Ltd.	Libya	41%	0%
A3 Una Mining Corporation	Philippines	39%	0%
D.A.S.S Makine Insaat Madencilik Ltd.	Turkey	12%	0%
Fremery Resource Ltd.	Hong Kong	0%	16%
Swati International	India	0%	15%
Beston Holdings Group Ltd.	Hong Kong	0%	15%
Afrimin Freetrade Link Co., Ltd.	Nigeria	0%	14%
Mineracao Vila Nova Ltd.	Brazil	0%	10%

Metal Recycling

We will begin to purchase scrap metals from the following sources prior to commencement of operations at our proposed recycling plant when we complete construction of the facility:

•	obsolete metal which is sourced from metal dealers, retail scrap metal dealers, auto wreckers, demolition firms, railroads and others who generate scrap steel or non-ferrous metals; and

•	industrial generated materials which are sourced mainly from manufacturers who generate off cuts or by-products made from scrap steel, iron or non-ferrous metals, known as prompt or industrial metal.

In most cases, we may enter into long-term contracts with our suppliers of raw materials and our customers for the sale of our processed scrap metals. Among other things, the supply of these raw materials can be dependent on prevailing market conditions, including the buy and sell prices of ferrous and non-ferrous recycled metals. In periods of low prices, suppliers may elect to hold metal to wait for higher prices or intentionally slow their metal collection activities. In addition, a global slowdown of industrial production, or slowdowns, would reduce the supply of industrial grades of metal to the metal recycling industry, potentially reducing the amount of metals available for us to recycle.

Employees

As of June 27, 2008, we have 19 full-time employees, including 2 employees in the United States and 17 in the PRC.

For our employees in the PRC, we are required to contribute a portion of their total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations.   We expect the amount of our contribution to the government’s social insurance funds to increase in the future as we expand our workforce and operations.

GOVERNMENT REGULATION

Despite efforts to develop the legal system over the past several decades, including but not limited to legislation dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, the PRC continues to lack a comprehensive system of laws. Further, the laws that do exist in the PRC are often vague, ambiguous and difficult to enforce, which could negatively affect our ability to do business in China and compete with other companies in our segments.

In September 2006, the Ministry of Commerce (“MOFCOM”) promulgated the Regulations on Foreign Investors' Mergers and Acquisitions of Domestic Enterprises (M&A Regulations) in an effort to better regulate foreign investment in China. The M&A Regulations were adopted in part as a needed codification of certain joint venture formation and operating practices, and also in response to the government's increasing concern about protecting domestic companies in perceived key industries and those associated with national security, as well as the outflow of well-known trademarks, including traditional Chinese brands.

As a U.S. based company doing business in China, we seek to comply with all PRC laws, rules and regulations and pronouncements, and endeavor to obtain all necessary approvals from applicable PRC regulatory agencies such as the MOFCOM, the State Assets Supervision and Administration Commission ("SASAC"), the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission ("CSRC"), and the State Administration of Foreign Exchange("SAFE").

Economic Reform Issues. Since 1979, the Chinese government has reformed its economic systems. Many reforms are unprecedented or experimental; therefore they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment, inflation, or the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. We cannot predict if this refining and readjustment process may negatively affect our operations in future periods, particularly in relation to future policies including but not limited to foreign investment, taxation, inflation and trade.

Currency. The value of the Renminbi (“RMB”), the main currency used in China, fluctuates and is affected by, among other things, changes in China’s political and economic conditions. The conversion of RMB into foreign currencies such as the U.S. dollar have been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets.

Environment. We are currently subject to numerous Chinese provincial and local laws and regulations relating to the protection of the environment which are highly relevant to our metal ore business and the scrap steel recycling facility we intend to construct. These laws continue to evolve and are becoming increasingly stringent. The ultimate impact of complying with such laws and regulations is not always clearly known or determinable because regulations under some of these laws have not yet been promulgated or are undergoing revision.  In 2007 we did not spend any funds related to compliance with environmental regulations.

PROPERTIES

Our principal executive offices in the U.S. are located at One Waters Park Drive, Suite 98, San Mateo, CA 94403.  We occupy this location on an arrangement that may be terminated by us on 30 days notice.

Our fertilizer business’ principal executive office is located at 105 Pearl, Cokeville, WY 83114, and its mailing address is PO Box 430, Cokeville, WY 83114. This office is provided to us by our former Chief Executive Officer and president at no cost to us.  There is no written lease agreement.

Our subsidiaries Henan Armco and Armet Lianyungang operate from offices located in Zhengzhou, within the Henan Province of China.  The office space consists of approximately 2,000 square feet and is leased from Mr. Yao our Chief Executive Officer pursuant to a lease that expires on December 31, 2008.  Future minimum lease payments under the lease are $16,451 through December 31, 2008.

Our subsidiary Armet Lianyungang operates from offices located in Lianyungang, of the Jiangsu province in China.  Armet Lianyungang leases approximately 3,000 square feet of office space at an annual cost of $10,000.  The lease expires in July 2009.    Upon completion of our planned scrap steel recycling facility, Armet Lianyungang will move its offices to this facility.

Armet Lianyungang has acquired land use rights for approximately 32 acres of land located in Lianyungang at a cost of approximately $2.25 million.  The land use rights allow for industrial production pursuant to a land use rights certificate we obtained in November 2007.  The land use rights expire in 2057.

RISK FACTORS

An investment in our securities involves a significant degree of risk.  You should not invest in our securities unless you can afford to lose your entire investment.  You should consider carefully the risk factors set forth in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, the following risk factors and other information in this Current Report before deciding to invest in our securities.  If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Risks Related To Our Business

WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL TO FUND OUR PLANNED EXPANSION AND CONSTRUCTION OF A SCRAP STEEL RECYCLING FACILITY AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake the expansion of our metal ore business or the construction of the scrap steel recycling facility and purchase additional machinery and equipment for the operations of this facility and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the actual versus planned cost to construct and equip the scrap steel recycling facility; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) substantially curtail our operations; (ii) limit our marketing efforts; (iii) abandon or delay construction of the scrap steel facility; and (iii) decrease or eliminate capital expenditures.  Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate acceptable terms and conditions for obtaining the additional capital. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

OUR FUTURE OPERATING RESULTS MAY BE AFFECTED BY FLUCTUATIONS IN RAW MATERIAL PRICES. WE MAY NOT BE ABLE TO PASS ON COST INCREASES TO CUSTOMERS.

Our operating profits may be negatively affected by fluctuations in the price of metal ore. We are subject to short-term metal ore price volatility and may be forced to purchase metal ore at higher prices and may be unable to pass the cost increase of metal ore on to our customers. This may adversely affect gross margins and profitability. Although our sales agreements with our customers generally do not contain a provision that permits the parties to adjust the contract price of the metal ore upward or downward, we have, in most cases fixed price supply contracts for the metal ore we sell.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our sales and marketing operations and enter into the scrap steel business by constructing a recycling facility. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively recruit, train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE CANNOT ASSURE YOU THAT OUR ORGANIC GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow organically through increasing the distribution and sales of our metal ore products by penetrating existing markets in the PRC and entering new geographic markets in the PRC. However, many obstacles to entering such new markets exist, including, but not limited to, shipping and delivery costs, costs associated with marketing efforts and maintaining attractive foreign exchange ratios. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

WE CANNOT ASSURE THAT WE WILL SUCCESSFULLY COMPLETE CONSTRUCTION OF OUR PROPOSED SCRAP STEEL RECYCLING FACILITY, OR, EVEN IF CONSTRUCTED, THAT OUR PROPOSED RECYCLING FACILITY WILL CONTRIBUTE TO OUR OVERALL PROFITABILITY, WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND THE MARKET PRICE FOR OUR SHARES.

We expect to increase our revenue by selling recycled scrap steel to be processed in our scrap steel recycling facility which we intended to build. However, we will require additional financing in order to construct the facility, and we have not entered into agreements for all aspects of construction necessary to complete construction of the facility. Moreover, the operation of a scrap steel recycling facility is equipment and labor intensive and depends on a ready source of raw unprocessed scrap steel.  Thus, even if constructed, we can provide no assurance that we can generate significant revenues from the operation of this facility, or that its operations will contribute to our overall profitability. Delays in construction and/or unanticipated equipment and/or labor and raw material costs and delays could have an adverse effect on our results of operations, in which event the market price for our shares may be adversely affected.

WE CANNOT ASSURE YOU THAT OUR ACQUISITION GROWTH STRATEGY WILL BE SUCCESSFUL RESULTING IN OUR FAILURE TO MEET GROWTH AND REVENUE EXPECTATIONS.

In addition to our organic growth strategy, we may seek to grow through strategic acquisitions. We may pursue opportunities to acquire businesses in the PRC that are complementary or related in product lines and business structure to us. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business. Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership. Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates. In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings. At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. In addition to the above, acquisitions in the PRC, including of state owned businesses, will be required to comply with laws of the PRC, to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required. If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

CERTAIN AGREEMENTS TO WHICH WE ARE A PARTY AND WHICH ARE MATERIAL TO OUR OPERATIONS LACK VARIOUS LEGAL PROTECTIONS WHICH ARE CUSTOMARILY CONTAINED IN SIMILAR CONTRACTS PREPARED IN THE UNITED STATES.

Our subsidiaries include companies organized under the laws of the PRC and all of their business and operations are conducted in China and Hong Kong. We are a party to certain contracts related to our operations in China and Hong Kong.  While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain clauses which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses.  Because our contracts in China omit these customary clauses, notwithstanding the differences in Chinese and U.S. laws, we may not have the same legal protections as we would if the contracts contained these additional clauses.  We anticipate that our Chinese and Hong Kong subsidiaries will likely enter into contracts in the future which will likewise omit these customary legal protections.  While we have not been subject to any adverse consequences as a result of the omission of these customary clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, future events may occur which lead to a dispute which could have been avoided if the contracts included customary clauses in conformity with U.S. standards.  Contractual disputes which may arise from this lack of legal protection could divert management's time from the operation of our business, require us to expend funds attempting to settle a possible dispute, limit the time our management would otherwise devote to the operation of our business, and have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers, Yao Kexuan, our Chairman and Chief Executive Officer and Fengtao Wen, our Chief Financial Officer.  The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects.  We do not maintain key man life insurance on the lives of these individuals.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have not declared any cash dividends on our common stock since we completed the purchase of Armco pursuant to the Share Purchase Agreement and our board of directors does not intend to declare or distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Mr. Kexuan Yao, our Chairman and Chief Executive Officer, would have voting power equal to approximately 69.7% of our voting securities if he exercises his right and fulfills the conditions to exercise the Earn In Shares and Mr. Cox redeems 7,694,000 shares of our common stock pursuant to the terms of the Share Purchase Agreement.  As a result, management through such stock ownership rights has the ability to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR COMMON STOCK AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. While we will not be subject to these requirements for the fiscal years ended December 31, 2008 and December 31, 2009, we will be subject to these requirements beginning January 1, 2010.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

WE MAY HAVE DIFFICULTY RAISING NECESSARY CAPITAL TO FUND OPERATIONS AS A RESULT OF MARKET PRICE VOLATILITY FOR OUR SHARES OF COMMON STOCK.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new products and services related to our industries and to expand into new markets.  The exploitation of our services may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

Risks Related To Doing Business In China

A SUBSTANTIAL PORTION OF OUR ASSETS AND OPERATIONS ARE LOCATED IN THE PRC AND ARE SUBJECT TO CHANGES RESULTING FROM THE POLITICAL AND ECONOMIC POLICIES OF THE CHINESE GOVERNMENT.

Our business operations could be restricted by the political environment in the PRC.  The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China.  In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations.  Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment.  Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

WE CANNOT ASSURE YOU THAT THE CURRENT CHINESE POLICIES OF ECONOMIC REFORM WILL CONTINUE. BECAUSE OF THIS UNCERTAINTY, THERE ARE SIGNIFICANT ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA.

Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourages private economic activity.  In keeping with these economic reform policies, the PRC has been openly promoting business development in order to bring more business into the PRC.  Because these economic reform measures may be inconsistent or ineffective, there are no assurances that:

•	Chinese government will continue its pursuit of economic reform policies;
•	economic policies, even if pursued, will be successful;
•	policies will not be significantly altered from time to time; or
•	operations in China will not become subject to the risk of nationalization.

We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue.  Because our business model is dependent upon the continued economic reform and growth in China, any change in Chinese government policy could materially adversely affect our ability to continue to implement our business model. China's economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing.  Even if the Chinese government continues its policies of economic reform, there are no assurances that economic growth in that country will continue or that we will be able to take advantage of these opportunities in a fashion that will provide financial benefit to us.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH OUR CHINESE SUBSIDIARIES MUST CONDUCT OUR BUSINESS ACTIVITIES.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities.  The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions of the PRC, and could require us to divest ourselves of any interest we then hold in our Chinese subsidiaries.

FUTURE INFLATION IN CHINA MAY INHIBIT ECONOMIC ACTIVITY IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  During the past 10 years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%.  These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  While inflation has been more moderate since 1995, high inflation in the future could cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China.  Any actions by the PRC government to regulate growth and contain inflation could have the effect of limiting our ability to grow our revenues in future periods.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD INTERRUPT OUR OPERATIONS.

A renewed outbreak of SARS or another widespread public health problem in China could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

•	quarantines or closures of some of our offices which would severely disrupt our operations;
•	the sickness or death of our key management and employees; or
•	a general slowdown in the Chinese economy.

An occurrence of any of the foregoing events or other unforeseen consequences of public health problems could result in a loss of revenues in future periods and could impact our ability to conduct the operations of our Chinese subsidiaries as they are presently conducted.  If we were unable to continue the operations of our Chinese subsidiaries as they are now conducted, our revenues in future periods would decline and our ability to continue as a going concern could be in jeopardy.  If we were unable to continue as a going concern, you could lose your entire investment in our company.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY. WE MAY NOT HAVE READY ACCESS TO CASH ON DEPOSIT IN BANKS IN THE PRC.

Because a substantial portion of our revenues are in the form of Renminbi (RMB), the main currency used in China, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. Dollars.  Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business.  In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.  We cannot be certain that we could have ready access to the cash should we wish to transfer it to bank accounts outside the PRC nor can we be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions.

WE MAY BE UNABLE TO ENFORCE OUR RIGHTS DUE TO POLICIES REGARDING THE REGULATION OF FOREIGN INVESTMENTS IN CHINA.

The PRC's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedent, unlike the common law system prevalent in the United States.  The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises.  As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter.  China's regulations and policies with respect to foreign investments are evolving.  Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published.  Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis.  The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our stated business objectives.  If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be limited which could result in a loss of revenue in future periods which could have a material adverse effect on our business, financial condition and results of operations.

RECENT REGULATIONS RELATING TO OFFSHORE INVESTMENT ACTIVITIES BY CHINESE RESIDENTS MAY INCREASE THE ADMINISTRATIVE BURDEN WE FACE AND CREATE REGULATORY UNCERTAINTIES THAT MAY LIMIT OR ADVERSELY EFFECT OUR ABILITY TO COMPLETE A BUSINESS COMBINATIONS WITH PRC COMPANIES.

Regulations were issued on November 1, 2005 (SAFE Circular 75), on September 2006 (2006 M&A Rules), and on May 29, 2007 (SAFE Implementation Notice 106), by the PRC State Administration of Foreign Exchange, or SAFE, that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities; however, there has been a recent announcement that such regulations may be partially reversed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion. The regulations discussed could also result in the relevant Chinese government authorities limiting or eliminating our ability to purchase and retain foreign currencies in the future, which could limit or eliminate our ability to pay dividends in the future. More recently, however, new regulations have been drafted that would partially reverse the policy that requires Chinese companies to obtain permission from SAFE to own overseas corporate entities.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We believe that our acquisition of Armco complies with the relevant rules. As a result of the foregoing, however, we cannot assure you that we or the former owners of Armco or owners of a target business we might acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination if such approval were required. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.  We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN THE PRC.

PRC companies have in some cases, been resistant to the adoption of Western styles of management and financial reporting concepts and practices, which include sufficient corporate governance, internal controls and, computer, financial and other control systems.  In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC.  As a result of these factors, we may experience difficulties in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards with future acquisitions.  Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls. Any such deficiencies, weaknesses or lack of compliance could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To Our Securities

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

We have a trading symbol for our common stock, COXD, which permits our shares to be quoted on the OTCBB. However, our stock has been thinly traded since approval of our quotation on the over-the-counter bulletin board by FINRA. Consequently, there can be no assurances as to whether:

▪      any market for our shares will develop;
▪      the prices at which our common stock will trade; or
▪      the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

ANY MARKET THAT DEVELOPS IN SHARES OF OUR COMMON STOCK WILL BE SUBJECT TO THE PENNY STOCK REGULATIONS AND RESTRICTIONS WHICH WILL CREATE A LACK OF LIQUIDITY AND MAKE TRADING DIFFICULT OR IMPOSSIBLE.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

▪      the basis on which the broker or dealer made the suitability determination, and
▪      that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

THE MARKET FOR PENNY STOCKS HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES WHICH COULD ADVERSELY IMPACT INVESTORS IN OUR STOCK.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:
▪      Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
▪      Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
▪      “Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
▪      Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
▪      Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

OUR CONTROLLING STOCKHOLDERS MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

All of our officers and directors beneficially own approximately 69.7% of our common stock after giving effect to Mr. Cox's redemption of 7,694,000 shares of our common stock pursuant to the terms of the Share Purchase Agreement.  In this case, all of our officers and directors will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by these stockholders will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest. For example, our controlling stockholders will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the consolidated financial condition and results of operations should be read with our consolidated financial statements and related notes appearing elsewhere in this Current Report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Current Report.

As used in this report, the term “Armco” refers to Armco & Metawise (HK), Ltd., a Hong Kong liability limited company formed in July 2001.   Armco is on a calendar year; as such the three months period ending March 31, is our first quarter.  The year ended December 31, 2007 is referred to as “2007”, the year ended December 31, 2006 is referred to as “2006”, and the coming year which will end December 31, 2008 is referred to as “2008”.

Overview

China Armco Metals, Inc. and its subsidiaries (“we”, “us” or “our”) imports, sells and distributes metal ores and non-ferrous metals to the metal refinery industry.  Armco & Metawise (HK), Ltd. is a Hong Kong liability limited company formed in July 2001 (“Armco”).  Armco operates two wholly owned subsidiaries operating in China; Henan Armco & Metawise Trading Co., Ltd. (“Henan Armco”), and Armet (Lianyungang) Renewable Resources Co., Ltd. (“Armet Lianyungang”).  As well, we are a distributor of organic fertilizer products used to improve soil and growing conditions for the potato farmers of eastern Idaho.  The following discussion and analysis relates to Armco, our wholly owned subsidiary which we acquired on June 27, 2008 pursuant to the terms of the Share Purchase Agreement.

We import, sell and distribute metal ores and non-ferrous metals to the metal refinery industry within China.   We obtain raw materials from global suppliers in Brazil, India, South America, Oman, Turkey, Iran, Libya, Nigeria, Indonesia, and the Philippines.  We distribute these raw materials to the metal refinery industry within China including but not limited to iron ore, coal, chrome ore, nickel ore, copper ore, scrap steel, and manganese ore.

In January 2007, Armco formed Armet Lianyungang as a wholly owned subsidiary to develop and operate a scrap steel recycling facility.  Armet Lianyungang is constructing a scrap steel recycling facility in the Banqiao Industrial Zone of Lianyungang Economic Development Zone in Jiangsu province. Armet Lianyungang has acquired land use rights for approximately 32 acres of land located in Lianyungang at a cost of approximately $2.25 million.  The land use rights allow for industrial production pursuant to a land use rights certificate we obtained in November 2007.  The land use rights expire in 2057.

Upon completion of our metal recycling facility, we will seek to recycle automobiles, machinery, building materials, dismantled ships and various other scrap steel.  Armet Lianyungang will collect and purchase the waste raw materials from multiple channels, such as manufacturing facilities and scrap yards.  Armet Lianyungang will sell and distribute recycled scrap steel to the metal refinery industry utilizing the existing network of Armco and Henan Armco customers.  Armet Lianyungang expects to commence operations in the second quarter of 2009.

Effective June 27, 2008, Armco entered into an agreement to be acquired by us.  Following the close of the acquisition we changed our former corporate name Cox Distributing, Inc. to China Armco Metals, Inc.

In 2007, we experienced growth in revenues, income and assets.  This growth was attributable to increased demand and the rising cost of our products.  Through our subsidiaries we provide a range of raw materials to the metal refinery industry within China.

China is the largest developing country in the world, and the demand for steel has been growing steadily over the past decade as the country continues to experience an industrial revolution.  Management estimates domestic steel production should continue to witness significant growth as China continues to grow.  The steel industry is an important basic industry of the national economy of China, and plays a vital role in the recent industrialization efforts of the country.  As witnessed over the last decade, the production of steel has increased dramatically throughout the world, and particular in China.  According to the www.worldsteel.org, in 2007 worldwide crude steel production amounted to 1,344 million metric tons while China accounted for approximately 489 million metric tons.  In 2006, worldwide crude steel production amounted to 1,244 million metric tons with China accounting for 422 million metric tons.  Globally, this increase represents an approximate 8% increase from 2006 to 2007.   However steel production in China increased approximately 16% from 2006 to 2007.

Impact of the 2008 Beijing Olympics

Even though we are a Hong Kong company, substantially all of our subsidiaries and their operations are located in the PRC. We could be adversely impacted by various policies recently adopted by the PRC which seek to minimize pollution by limiting the operation of polluting agents in advance of the Beijing Olympics to be held during August 2008. While it is not clear if the recently adopted anti-pollution policies some of which go into effect commencing on June 1, 2008, will apply to any of our customers, the policies could cause an interruption in the production of steel. Presently we have not been notified of any potential interruption in operations as a result of these policies.

We believe recycling operations will become strong growth drivers worldwide as natural resources continue to be depleted and the amount of unprocessed scrap steel becomes available as a result of increases in consumer demand for products made from steel that eventually are recycled.  We intend to invest to fund the construction of a scrap metal recycling facility beginning in the third quarter of 2008 if we are able to raise the capital needed to continue our construction.  Armet Lianyungang plans to construct a scrap metal recycling facility in the Banqiao Industrial Zone of Lianyungang Economic Development Zone in Jiangsu province. During 2006 and 2007, we have provided approximately $3 million of investment capital to this project. These funds are being utilized to establish the recycling facility.

During 2008 and beyond, we face a number of challenges in growing our business, such as the continuing integration of our PRC based subsidiaries. At March 31, 2008 we had $145,127 in cash and cash equivalents. While this amount is believed sufficient to meet our current obligations, we need to secure additional capital to provide funds to enable each of our subsidiaries to grow their businesses and operations. We continue to work with the management of our recent acquisitions to identify strategies to maximize their potential to the consolidated group.

Even though we are a U.S. company, all of our subsidiaries and their operations are located in the PRC and Hong Kong. As a result, we face certain risks associated with doing business in those countries. These risks include risks associated with the ongoing transition from PRC government business ownership to privatization, operating in a cash based economy, dealing with inconsistent government policies, unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, challenges in staffing and managing operations in a communist country, differences in technology standards, employment laws and business practices, longer payment cycles and problems in collecting accounts receivable, changes in currency exchange rates and currency exchange controls. We are unable to control the vast majority of these risks associated both with our operations and the country in which they are located and these risks could result in significant declines in our revenues and adversely affect our operations.

RESULTS OF OPERATIONS OF ARMCO AND ITS SUBSIDIARIES

The following discussion and analysis relates to Armco and its subsidiaries.

Comparison of the three months ended March 31, 2008 as compared to March 31, 2007

During the three months ended March 31, 2008 our revenues increased as compared to the first quarter of 2007, from approximately $3.3 million to approximately $9.8 million. This increase was attributable to the growing demand for our products and rising prices in China.  We expect our revenues will continue to grow, however this percentage growth rate, representing an approximate 191.8% annual rate, may not be sustainable.  During the three months ended March 31, 2007 chrome ore and nickel ore represented approximately 83% and 15% of our revenues respectively.  During the three months ended March 31, 2008 iron ore, steel and chrome ore represented approximately 61%, 38% and 1% of our revenues respectively.

Total Operating Expenses

For the three months ended March 31, 2008, operating expenses increased to approximately $227,500 from $177,700 for the three months ended March 31, 2007.  Our operating expenses are comprised of selling expenses as well as general and administrative expenses.  This increase is a result of increased revenue and additional costs related to our Armet Lianyungang subsidiary.  We intend to invest to fund the construction of a scrap steel recycling facility throughout 2008 and beyond.  Armet Lianyungang, our wholly owned subsidiary, intends to construct a scrap metal recycling facility in the Banqiao Industrial Zone of Lianyungang Economic Development Zone in Jiangsu province.  We have expanded operational staff to support our expanding operations.

The table below summarizes the consolidated operating results for the three months ended March 31, 2008 and 2007.

	Consolidated For the Three Month ended March 31, 2008		Consolidated For the Three Month ended March 31, 2007
	(Unaudited)		(Unaudited)
	$ (in 000’s)%		$ (in 000’s)%
				-
Revenues	$9,775	-	$3,349
Cost of revenues	8,546	87.4%	3,354	100.1%
Gross profit	1,230	12.6%	(4)	(0.1%)
Total operating expenses	227	2.3%	177	5.3%
Operating (loss) income	$1,002	10.3%	$(182)	(5.4)%

Other Income (expense)

We employ foreign currency forward contracts to convert unforeseeable foreign currency exchange rates to fixed foreign currency exchange rates.  During the three months ended March 31, 2008 we recognized a loss of $12,930 on forward foreign currency contracts and other income of $7,100 as a result of an isolated event.

Income tax benefit (expense)

Income tax expense increased $258,653 during the first quarter of 2008 primarily as a result of the increase in taxable income generated on a consolidated basis during the period.  Armco is exempt from Hong Kong income taxes since none of its income was from Hong Kong sources for the years ended December 31, 2007 and 2006 and no provision for income taxes has been made for the relevant periods.   Armco’s statutory tax rate is 17.5% and is subject to Hong Kong SAR income taxes as of January 1, 2008 and forward.

 Net income (loss)

For the three months ended March 31, 2008 our net income increased to $1.0 million. This increase is attributed to the growing demand for our products in China and increases in the prices we charge for our products.

Foreign currency translation gain

The functional currency of our operating entities operating in the PRC is the Chinese yuan or Renminbi (“RMB”). The financial statements of our subsidiaries are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses.  Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.  As a result of these translations, which are a non-cash adjustment, we reported a foreign currency translation gain of $180,190 during the three months ended March 31, 2008 as compared to a loss of $53,791 for the comparable period in 2007. This non-cash gain had the effect of increasing our reported comprehensive income.

Comprehensive income

Comprehensive income of approximately $0.9 million is derived from the sum of our net income of approximately $1.0 million plus foreign currency translation gains of approximately $0.2 million, net of income tax of approximately $0.3 million.

For the year ended December 31, 2007 as compared to the year ended December 31, 2006

Gross revenues increased during 2007 as compared to 2006, from approximately $44.3 million to approximately $75.3 million, representing a 69.9% increase.  This increase was a result of the growing demand for our products in China and increases in the prices we charge for our products.  In 2007, steel production grew approximately 16% as compared to the same period in 2006.  As China continues to industrialize, we believe our revenues will continue to grow.  In 2007, iron ore, nickel ore and chrome ore represented approximately 50%, 29% and 21% of our revenues respectively.  In 2006 iron ore, copper ore and chrome ore represented approximately 64%, 16% and 25% of our revenues respectively.

Total Operating Expenses

In 2007, we recognized an increase in our operating expenses.  During 2007 operating expenses increased to $1.0 million from $0.9 million in 2006, an increase of approximately 11%.  Our operating expenses are comprised of selling expenses as well as general and administrative expenses.  In 2007 our selling expenses increased $0.4 million.  This dramatic increase is a result of increased freight charges related to shipments of our imported products.  In 2007 our general and administrative expenses decreased $0.2 million.  This decrease is a result of collecting of doubtful accounts that were written off in 2006 of approximately $400,000.  We anticipate that our operating expenses will continue to increase as revenue grows.

	Consolidated		Consolidated
	For the Year ended		For the Year ended
	December 31, 2007		December 31, 2006
	$	%	$	%
	(in 000’s)		(in 000’s)

Revenues	$75,279	—	$44,318	—
Cost of revenues	68,819	91.4%	42,678	96.3%
Gross profit	6,461	8.6%	1,639	3.7%
Total operating expenses	1,016	1.3%	894	2.1%
Operating income	$5,445	7.2%	$745	1.7%

Other Income (expense)

In 2007 we recognized other expenses of $53,891 as compared to other income of $106,497 in 2006.  This was a result of the following:

-	Interest expense of $17,556
-	A loss of $12,079 on forward foreign currency contracts, and
-	A $38,326 loss in obsolescent fixed assets, an isolated event.

Net income

Net income for 2007 increased to $5.4 million from $745,000 in 2006.  This increase is attributed to the increased demand for our products in China.

Foreign currency translation gain

The functional currency of our operating entities is the RMB.  The financial statements of our subsidiaries have been translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses.  Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.  As a result of these translations/conversions, which are a non-cash adjustment, we reported a foreign currency gain of $67,026 in 2007 as compared to $9,632 in 2006.  This non-cash gain had the effect of increasing our reported comprehensive income.

Comprehensive income

Comprehensive income of $5.5 million is derived from the sum of our net income of $5.4 million plus foreign currency translation gains of $67,026.

LIQUIDITY AND CAPITAL RESOURCES OF ARMCO AND ITS SUBSIDIARIES

At March 31, 2008 and December 31, 2007 we had cash and cash equivalents of $145,127 and $232,286, respectively.  We have historically met our liquidity requirements utilizing internally generated cash derived from our operations.

As described elsewhere herein, while we are not contractually committed to do so, we intend to provide additional working capital to construct a metal recycling facility.  We believe this facility will offer us another product line which we can sell utilizing the existing network of Armco and Henan Armco’s customers.  We will need to secure investment capital and/or bank and vendor financing to provide sufficient funds to this project.  There is no assurance, however, that we will be successful in obtaining the additional financing that we require or that such financing may not be on terms deemed to be desirable to our management.  In the event we are successful, there is no assurance that such investment will result in enhanced operating performance.  Unless we can obtain additional financing, we will be unable to complete construction of our planned scrap steel recycling project.  Any inability on our part to secure additional financing during 2008, as needed, will have a material adverse effect on our growth plans.

The following table provides certain selected balance sheet comparisons between the three months ended March 31, 2008 and 2007.

	March 31,	December 31,	Increase /
	2008	2007	(decrease)%
	(Unaudited)

Cash	$145,127	$232,286	(87,159)	-38%
Pledged deposits	754,845	564,150	190,695	34%
Accounts receivable, net	8,629,059	2,586,529	6,042,530	234%
Inventories, net	2,985,726	2,434,908	550,818	23%
Advances to stockholder	17,004	0	17,004	nm
Advance on purchases	2,980,996	1,846,113	1,134,883	61%
Prepayments and other current assets	23,698	0	23,698	nm
Total current assets	15,536,455	7,663,986	7,872,469	103%
Property and equipment, net	130,888	131,596	(708)	-1%
Land use rights, net	2,182,787	2,108,983	73,804	3%
Total assets	$17,850,130	$9,904,565	$7,945,565	80%

Forward foreign currency exchange contracts and swap liabilities	308,744	308,744	0	0%
Forward foreign currency exchange swap liabilities	25,009	12,079	12,930	107%
Accounts payable	5,999,187	290,740	5,708,447	1963%
Advances from stockholder	0	921,444	(921,444)	-100%
Customer deposits	3,105,117	2,228,720	876,397	39%
Taxes payable	1,048,261	8	1,048,253	nm
Accrued expenses and other current liabilities	1,361,876	1,058,697	303,179	29%
Total current liabilities	11,848,194	4,820,432	7,027,762	146%
Total liabilities	$11,848,194	$4,820,432	$7,027,762	146%

nm – not meaningful

All of our cash reserves, approximately $232,286 or 100% at December 31, 2007, is in the form of RMB held in bank accounts at financial institutions located in the PRC.  Cash held in banks in the PRC is not insured.  The value of cash on deposit in China at December 31, 2007 has been translated based on the exchange rate as of December 31, 2007.  In 1996, the Chinese government introduced regulations which relaxed restrictions on the conversion of the RMB; however restrictions still remain, including but not limited to restrictions on foreign invested entities.  Foreign invested entities may only buy, sell or remit foreign currencies after providing valid commercial documents at only those banks authorized to conduct foreign exchanges.  Furthermore, the conversion of RMB for capital account items, including direct investments and loans, is subject to PRC government approval.  Chinese entities are required to establish and maintain separate foreign exchange accounts for capital account items.  We cannot be certain Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions.  Accordingly, cash on deposit in banks in the PRC is not readily deployable by us for purposes outside of China.

Our current assets at March 31, 2008 increased $7.9 million, or approximately 103%, from December 31, 2007; this reflects increases in current asset items including accounts receivables, inventories, and advances on purchases.  Our current liabilities increased by approximately $7.0 million, or approximately 146%, at March 31, 2008 from December 31, 2007; this reflects increases in accounts payable, customer deposits, taxes payable and accrued expenses and other current liabilities.

Advances on purchases increased approximately $1.1 million as of March 31, 2008 over the year ended December 31, 2007. Advances on purchases consist of prepayments to vendors for merchandise, security and deposits.  This increase is directly attributed to the increase in sales.

Inventories increased approximately 23% at March 31, 2008 from the prior year end.  This occurred due to timing differences between our receipt of product and shipment to our customers.

Accounts receivable, accounts payable, taxes payable, customer deposits and accrued expenses and other current liabilities increased significantly in 2008 as a direct result of the  a significant sale transaction of approximately $6.0 million occurred at the end of March 31, 08 period.  Accounts payable and accrued expenses represent payables associated with the general operation of our business.  Customer deposits represent prepayments for products, which have not yet been shipped.

Statement of Cash Flows

For the three months ended March 31, 2008, our net decrease in cash totaled $87,159 and consisted of $986,333 provided by operating activities, $172,211 used in investing activities, $893,620 used in financing activities, and the effect of prevailing exchange rates on our cash position of $87,159.

Cash Provided by Operating Activities

For the three months ended March 31, 2008 cash provided by operations included an increase in accounts payables of approximately $5.7 million, we received advances from customers of $0.8 million, tax payable increased $1.0 million and accrued expenses and other current assets increased $0.3 million.  These increases in cash funds provided were more than offset by an increase in accounts receivables of $6.0 million, advance on purchases of $1.1 million and an increase in inventories of approximately $0.5 million.

Cash Used in Investing Activities

For the three months ended March 31, 2008, we purchased of $4,252 in property, plant and equipment during the period and made payments of $167,959 towards pledged deposits.

Cash Used in Financing Activities

For the three months ended March 31, 2008, we made payment of $893,620 to decrease due to Mr. Kexan Yao, our Chief Executive Officer.

Off Balance Sheet Arrangements

Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

-	Any obligation under certain guarantee contracts;
-	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;
-
Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder’s equity in our statement of financial position; and

-
Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.  A summary of significant accounting policies is included in Note 2 to the unaudited consolidated financial statements included in this current report. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Property, Plant and Equipment

We record property and equipment at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to 40 years. Expenditures for major renewals and improvements which extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. We review the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by a comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Stock Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment", which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share based compensation arrangements based on the grant date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”. SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, we fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Revenue Recognition

Revenue is recognized when earned. Our revenue recognition policies are in compliance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 104 "Revenue Recognition".  Essentially, we recognize revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R is a revision to SFAS No. 141 and includes substantial changes to the acquisition method used to account for business combinations (formerly the "purchase accounting" method), including broadening the definition of a business, as well as revisions to accounting methods for contingent consideration and other contingencies related to the acquired business, accounting for transaction costs, and accounting for adjustments to provisional amounts recorded in connection with acquisitions. SFAS No.141R retains the fundamental requirement of SFAS No. 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141R is effective for periods beginning on or after December 15, 2008, and will apply to all business combinations occurring after the effective date. The Company is currently evaluating the requirements of SFAS No. 141R.

In December 2007, the FASB also issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51, Consolidated Financial Statements". This Statement amends ARB No. 51 to establish new standards that will govern the (1) accounting for and reporting of non-controlling interests in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries. Non-controlling interest will be reported as part of equity in the consolidated financial statements. Losses will be allocated to the non-controlling interest, and, if control is maintained, changes in ownership interests will be treated as equity transactions. Upon a loss of control, any gain or loss on the interest sold will be recognized in earnings. SFAS No. 160 is effective for periods beginning after December 15, 2008. The Company is currently evaluating the requirements of SFAS No. 160.

In March 2008, FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We are currently evaluating the impact of adopting SFAS No.161 on our consolidated financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 27, 2008 with respect to the beneficial ownership of our Common Stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

As of June 27, 2008, an aggregate of 10,000,000 shares of our Common Stock were outstanding.

In determining the percent of Common Stock owned by a person on June 27, 2008, we divided (a) the number of shares of Common Stock beneficially owned by such person, by (b) the sum of the total shares of Common Stock outstanding on June 27, 2008, plus the number of shares of Common Stock beneficially owned by such person which were not outstanding, but which could be acquired by the person within 60 days after June 27, 2008 upon exercise of stock options.

Name and Address of Beneficial Owners (1) (2)	Amount and Nature of Beneficial Ownership(3)	Amount and Nature of Beneficial Ownership(4)	Percent of Class(3)	Percent of Class(4)

Directors and Executive Officers
Kexuan Yao	2,650,000 (5)	2,650,000(5)	20.9%	53.5%
Weigang Zhao	0	0	0%	0%
Quan Chen	0	0	0%	0%
Fengtao Wen	0	0	0%	0%
Greater Than 5% Shareholders
Feng Gao	2,000,000(6)	4,650,000	31.7%	66.8%
Stephen E. Cox	7,700,200	6,200	50.84%	(7)
All officers and directors as a group (4 persons)	4,650,000	7,300,000	42.2%	76.0%

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)
Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o the Company, at One Waters Park Drive, Suite 98, San Mateo, CA 94403.

(3)	Amounts are calculated before giving effect to the redemption of 7,694,000 shares of common stock held by Mr. Cox which he agreed to redeem pursuant to the Share Purchase Agreement.

(4)	Amounts are calculated after giving effect to the redemption of 7,694,000 shares of common stock held by Mr. Cox which he agreed to redeem pursuant to the Share Purchase Agreement.

(5)
The number of shares beneficially owned by Mr. Yao includes an option to purchase 2,650,000 shares of common stock from Ms. Gao at an exercise price of $0.001 per share expiring on June 27, 2013 but excludes an option to purchase an additional 2,650,000 shares at an exercise price of $0.001 per share expiring on June 27, 2013 which may not be exercised until fulfillment of certain conditions which are not ascertainable until we release our earnings for our fiscal year ending December 31, 2008.  See Item 1.01 Entry into a Material Definitive Agreement - Earn-In of Shares by Kexuan Yao.

(6)
The number of shares beneficially owned by Ms. Gao excludes 2,650,000 shares which are subject to an option to purchase by Mr. Yao that may be exercised within 60 days and have been included in the number of shares beneficially owned by Mr. Yao pursuant to the terms of the Earn In Share option agreement (the “Earn In Shares”).  The 2,650,000 Earn In Shares are part of an option held by Ms. Yao to purchase 5,300,000 shares of common stock from us at an exercise price of $1.30 per share expiring on September 30, 2008 and an option to purchase 2,000,000 shares of common stock at an exercise price of $5.00 per share expiring on September 30, 2010.  See Item 1.01 Entry into a Material Definitive Agreement - Gao Stock Option.

(7)	Less than 1%.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Directors and Executive Officers

In connection with the change of control of the Company described in Item 5.01 of this Current Report on Form 8-K, we have appointed the following executive officers and directors for the Company. Each of our current executive officers and each of our directors (except for Mr. Chen) is a resident of the PRC. As a result, it may be difficult for investors to affect service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.

Directors and Executive Officers	Position/Title	Age
Kexuan Yao	Chairman and Chief Executive Officer	37
Fengtao Wen	Chief Financial Officer	34
Weigang Zhao	Vice General Manager of Armet Lianyungang and Director	30
Quan Chen	Director	41

All of our directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of the board of directors.  The following sets forth biographical information regarding the above Officers and Directors.

Kexuan Yao.  Mr.Yao has served as the Chairman and General Manager of Armco since its inception in 2001.  From 1996 to 2001, Mr. Yao served as the General Manager of the Tianjian Branch for Zhengzhou Gaoxin District Development Co., Ltd.  Mr. Yao received a bachelor’s degree from Henan University of Agriculture in 1996.

Fengtao Wen.  Mr. Wen has served as the accounting manager of Armco and Henan Armco since 2005 and is responsible for supervision of financial controls and management of these entities.  From 1996 to 2005 Mr. Wen worked in the accounting department of Zhengzhou Smithing Co., Ltd.  Mr. Wen graduated from the Economics Department of Zhengzhou University in 1996.

Weigang Zhao.  Mr. Zhao has served as the Vice General Manager of Armet Lianyungang since 2007.  From 2005 through 2006 Mr. Zhao served as a manager in the supply department at Henan Anyang Steel Co., Ltd.  From 2003 through 2004 Mr. Zhao served as the marketing manager at Sinotrans Henan Co., Ltd.  Mr. Zhao graduated with a bachelor’s degree in Economics from Henan College of Finance and Economics in 2002.

Quan Chen.  Mr. Chen was appointed as a member of our Board of Directors in connection with our purchase of the Armco shares.  Mr. Chen is an attorney licensed to practice law in the State of New York and has been practicing law for more than the past five years.  Mr. Chen has a bachelor’s of law degree from Peking University, Beijing China and a master of laws degree from the University of Virginia School of Law.

There are no family relationships among our directors or executive officers. To our knowledge, none of our directors and executive officers (including the directors and executive officers of our subsidiaries) has been involved in any of the following proceeding during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. We currently do not have a member who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B and is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

EXECUTIVE COMPENSATION

The following table sets forth information concerning cash and non-cash compensation paid by the Company to its Chief Executive Officer and Secretary for each of the fiscal two years ended December 31, 2007 and December 31, 2006.

Long Term Compensation
		Annual Compensation			Awards		Payouts
					Restricted	Securities
	Year			Other	Stock	Underlying	LTIP
Name and	Ended		Bonus	Annual	Award(s)	Options/	Payouts	All Other
Principal Position	Dec. 31	Salary ($)	($)	Compensation ($)	($)	SARs (#)	($)	Compensation ($)

Stephen E. Cox President	2007 2006	$105,286 $ 71,678	- -	- -	- -	- -	- -	- -
Mary Ann Cox Secretary	2007 2006	- -	- -	- -	- -	- -	- -	- -

Mr. Cox resigned as an officer and director in connection with our purchase of the Armco Shares. Mr. Cox entered into an employment and management agreement to manage all aspects of our fertilizer business.  The agreement is for an indefinite term and may be terminated by us, with or without cause at any time.  Mr. Cox is entitled to compensation equal to all net revenues of the fertilizer distribution business.  Prior to the purchase of Armco Shares by us, Mr. Cox’s compensation has not been fixed or based on any percentage calculations. He has made all decisions determining the amount and timing of his compensation and has received the level of compensation each month that permitted us to meet our immediate obligations.

The Company’s current executive officer, Kexuan Yao, holds the same position with Armco. Mr. Yao currently does not receive any compensation for serving as an executive officer of the Company, but is compensated by and through Armco. The following table sets forth information concerning cash and non-cash compensation paid by Armco to Mr. Yao and Mr. Wen for each of the fiscal two years ended December 31, 2007 and December 31, 2006. No executive officer of the Company, Armco or Armco received compensation in excess of $100,000 for any of those two years.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards	Non-Equity Incentive Plan Compensation (S)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kexuan Yao, Chief Executive Officer	12/31/2007 12/30/2006	$ 7,000 $ 6,000	- -	- -	- -	- -	(1) (1)	$ 7,000 $ 6,000
Fengtao Wen, Chief Financial Officer	12/31/2007 12/30/2006	$10,000 $ 9,000	- -	- -	- -	- -	(1) (1)	$10,000 $ 9,000

(1)
Does not include amounts a portion of their total salaries which we are required to contribute to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, and a housing assistance fund, in accordance with relevant regulations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On January 1, 2006, we entered into a lease for our office space in the City of Zhengzhou, Henan Province from Mr. Yao, our Chief Executive Officer.  The office space consists of approximately 2,000 square feet pursuant to a lease that expires on December 31, 2008.  Lease payments under the lease for the fiscal year ending December 31, 2008 are $16,451.  For the year ended December 31, 2007 and 2006, rent expense relating to the lease amounted to $15,775 and $15,052, respectively.

The Company purchased certain products from Prime Armet Group Inc. (“Prime Armet”), an entity wholly-owned and controlled by Mr. Yao, our Chief Executive Officer.  For the years ended December 31, 2007 and 2006, total purchases from Prime Armet amounted to $496,951 and $2,465,601 representing 0.8% and 2.9% of our total purchases, respectively.

During the fiscal year ended December 31, 2008, Mr. Yao, our Chief Executive Officer advanced to the company $921,444 which was repaid to the company in full during the second quarter of 2008.  Amounts advanced by Mr. Yao were without interest and had no formal repayment terms.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or Armco, nor are we involved as a plaintiff in any material proceeding or pending litigation.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, par value $0.001 per share ("Common Stock"), has a trading symbol (“COXD.OB”) but has been thinly traded on the Over-The-Counter Bulletin Board ("OTCBB").  Our Common Stock has been listed on the OTCBB since November 28, 2007.  The high and low sales price of our Common Stock for the three month period from April 1, 2008 to June 30, 2008 was $7.00 per share.  Prior to this period, there were no sales on the OTCBB.

As of June 27, 2008, there were 42 shareholders of our common stock.
Transfer Agent and Registrar

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  In addition, we currently have no plans to pay such dividends.  However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from and of Armco. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - “Unregistered Sales of Equity Securities,” of this Current Report.

DESCRIPTION OF SECURITIES

China Armco Metals, Inc. was incorporated as a Nevada corporation on April 6, 2007 to succeed an unincorporated business operating since January 1984.  As of June 26, 2008, our authorized capital stock consists of 74,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.  As of June 27, 2008 and immediately after Closing, an aggregate of 10,000,000 shares of Common Stock were outstanding, before giving effect to the cancellation of 7,694,000 shares held by Mr. Cox in connection with our purchase of the Armco Shares pursuant to the Share Purchase Agreement .  There are no shares of preferred stock outstanding.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock.  There are 10,000,000 shares of our common stock with par value $0.001 per share issued and outstanding at June 27, 2008 which are held by 42 shareholders.  As of the date of this report we have 10,000,000 shares of common stock issued and outstanding before giving effect to the cancellation of 7,694,000 shares held by Mr. Cox in connection with our purchase of the Armco Shares pursuant to the Share Purchase Agreement.

The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock, par value $0.001 per share, with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;

•
whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•
whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•
the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in China Armco Metals, Inc. or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of China Armco Metals, Inc. , the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our By-laws, the Company shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada. The Corporation shall indemnify each present and future director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors or officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on form 10-QSB, Annual Reports on Form 10-KSB, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities.

Stock Option Grant in Acquisition of Armco

On June 27, 2008, we granted a stock option to Feng Gao pursuant to the Share Purchase Agreement entitling Ms. Gao to purchase a total of 5,300,000 shares of our Common Stock at a price of $1.30 per share which expires on September 30, 2008 and 2,000,000 shares of our Common Stock at $5.00 per share which expires on June 30, 2010 (the “Gao Option”). The option to purchase a total of 5,300,000 shares of our Common Stock at a price of $1.30 per share which expires on September 30, 2008.  The option to purchase a total of 2,000,000 shares of our Common Stock at $5.00 per share which expires on June 30, 2010. The Gao Option was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the Gao Option. The grant of the Gao Option qualified for exemption under Section 4(2) of the Securities Act of 1933 since the award by us did not involve a public offering. Ms. Gao was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Gao had the necessary investment intent as required by Section 4(2) since she agreed to allow us to include a legend on any shares issued under the Gao Option stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On June 27, 2008, our former Chief Executive Officer and Chairman of the Board of Directors, entered into a consulting agreement with Capital One Resource Co., Ltd., a subsidiary of China Direct, Inc., to assist Mr. Cox in identifying, evaluating, structuring and providing advice in connection with our acquisition of Armco.  Mr. Cox paid Capital One Resources Co., Ltd. 496,000 shares of our Common Stock owned by Mr. Cox.

Item 5.01 Changes in Control of Registrant

On June 27, 2008, the Company consummated a share purchase agreement (the “Share Purchase Agreement”) with the Armco Shareholder. Under the Share Purchase Agreement, we paid Ms. Gao $6,890,000.00 by way of a purchase money promissory note and an option to purchase an aggregate of 7,300,000 shares (the “Control Shares”) of our Common Stock in exchange for 100% of the issued and outstanding shares of capital stock of Armco, all of which was held by Ms. Gao.

The shares of Common Stock issuable to Ms. Gao upon exercise of the Gao Option after giving effect to the cancellation of the 7,694,000 shares Mr. Cox agreed to redeem pursuant to the Share Purchase Agreement represent approximately 76.0% of our total outstanding Common Stock immediately after the consummation of the Share Purchase.

As a result of the consummation of the Share Purchase Agreement, Ms. Gao, the holder of an option to purchase 7,300,000 shares of our Common Stock acquired the right to control the Company and Armco became our wholly owned subsidiary. Included in the 7,300,000 shares of the Common Stock which are issuable by us pursuant to the Gao Option, are 5,300,000 shares of our Common Stock which may be acquired by Mr. Yao pursuant to an agreement between Mr. Yao and Ms. Gao as more fully described under Item 1.01 - “Entry into a Material Definitive Agreement - Earn-In of Shares by Kexuan Yao”.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the consummation of the Share Purchase, Stephen E. Cox tendered his resignation as our Chief Executive Officer, Chief Financial Officer, principal accounting officer and Chairman of the Board of Directors, and Mary Ann Cox tendered her resignation as our Secretary, Treasurer and Director.  Kexuan Yao (who is Armco’s founder and its Chief Executive Officer) was elected as a director of the Company, such election to be effective immediately; and (iii) Kexuan Yao appointed the following individuals to the following positions:

Name	Position
Kexuan Yao	Chairman and Chief Executive
Fengtao Wen	Chief Financial Officer
Weigang Zhao	Vice General Manager and Director
Quan Chen	Director

The business background descriptions of the newly appointed directors are as follows:

There are no relationships between the officers or directors of the Company.

Item 9.01  Financial Statements and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The Unaudited Consolidated Financial Statements of Armco & Metawise (HK), Ltd. at March 31, 2008 and 2007 are filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

The Audited Consolidated Financial Statements of Armco & Metawise (HK), Ltd. as of December 31, 2007 and 2006 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)	PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	The following exhibits are filed with this Current Report:

3.1	Articles of Incorporation (1)

3.2	Amendment to Articles of Incorporation

3.2	Bylaws (1)

10.4	Share Purchase Agreement between Cox Distributing, Inc. and Armco & Metawise (HK), Ltd. dated June 27, 2008.

10.5	Stock Option Agreement between Cox Distributing, Inc. and Feng Gao dated June 27, 2008.

10.6	Call Option Agreement between Kexuan Yao and Feng Gao, dated June 27, 2008.

10.7	Exclusive Consulting Agreement between Armco & Metawise (HK) Ltd. and Henan Armco & Metawise Trading Co., Ltd. dated June 27, 2008.

10.8	Exclusive Consulting Agreement between Armco & Metawise (HK) Ltd. and Armet (Lianyungang) Scraps Co., Ltd. dated June 27, 2008.

10.9	Consulting Agreement between Stephen E. Cox (“Client”), and Capital Once Resource Co., Ltd. dated June 27, 2008

10.10	Services Agreement between Stephen D. Cox Supply and Cox Distributing, Inc. dated June 27, 2008.

21	Description of Subsidiaries of the Company.

99.1	Press Release dated June 30, 2008

99.2	Consolidated Financial Statements for the Years Ended December 31, 2007 and 2006

99.3	Consolidated Financial Statements for the Quarter Ended March 31, 2008 and 2007 (Unaudited)

(1) Incorporated by reference from our registration statement on Form SB-2 filed on August 27, 2007  (SEC File No. 333-145712).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Dated: July 1, 2008	By:	/s/ Kexuan Yao
Kexuan Yao
CEO and Chairman of the Board